Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

by and between

U.S. ENERGY CORP.

and

MT. EMMONS MINING COMPANY

Dated as of February 11, 2016

i

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into by and between U.S. Energy Corp., a Wyoming corporation (the “Company”), and Mt. Emmons Mining Company, a Delaware corporation (“Investor”), to be effective as of the Closing of the Purchase Agreement defined below. The Company and Investor are hereinafter at times referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and Investor are parties to the Series A Convertible Preferred Stock Purchase Agreement, dated as of February 11, 2016 (the “Purchase Agreement”), pursuant to which the Company has agreed to sell, and Investor has agreed to purchase, 50,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per shares (the “Preferred Stock”), subject to certain conditions, including the execution and delivery of this Agreement.

WHEREAS, the Company and Investor desire, for their mutual benefit and protection, to set forth in this Agreement certain of their respective rights and obligations with respect to the capital stock of the Company (whether the Preferred Stock or the Company’s common stock, $.01 par value (the “Common Stock,” into which the Preferred Stock is convertible), whether outstanding or issued or acquired hereafter).

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Definitions. Initially capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1.1 or the applicable Section referenced in Section 1.2, unless the context otherwise indicates:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated June 24, 2015, by and among the Company, Investor, Freeport Minerals Corporation and Cyprus Amax Minerals Company.

“Conversion Shares” means the shares of Common Stock and any other securities issued or issuable upon conversion of the shares of Preferred Stock, and any other shares of Common Stock and other securities issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means the Conversion Shares; provided, that such Registrable Securities shall cease to be Registrable Securities (i) upon any sale of such Registrable Shares pursuant to a Registration Statement or Rule 144 under the Securities Act,(ii) upon any sale of such Registrable Shares in any manner to a person or entity which is not entitled, pursuant to Section 4.5, to the registration rights under Article III of this Agreement or (iii) when such Registrable Securities become eligible for resale without restriction and without the need for current public information pursuant to Rule 144 under the Securities Act, provided, that if counsel to the holder of Conversion Shares opines that such securities may not be so eligible for resale, whether because such holder may be deemed an Affiliate of the Company or otherwise, such Registrable Securities shall remain Registrable Securities. A Person shall be deemed a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include the Conversion Shares issuable upon conversion of the shares of Preferred Stock even if such conversion has not been effected.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 3.3.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 1.2           Other Defined Terms. In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Common Stock	Preamble
Company	Preamble
Controlling Person	3.2(p)
Demand Registration	3.1(b)
DTCDRS	3.2(q)
Initial Registrable Securities	3.2
Initial Registration Statement	3.2
Inspectors	3.2(h)
Investor	Preamble
Long-Form Registration	3.1(a)
New Registration Statement	3.2
Observer	2.2
Preferred Stock	Preamble
Purchase Agreement	Preamble
Records	3.2(h)
Shelf Registration	3.1(c)
Shelf Registration Statement	3.1(c)
Shelf Supplement	3.1(d)
Shelf Takedown	3.1(d)
Shelf Takedown Notice	3.1(d)
Short-Form Registration	3.1(b)
Suspension Period	3.1(i)

Section 1.3           Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any initially capitalized terms used in any exhibit, annex or schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person.

ARTICLE II
COVENANTS

Section 2.1           Information Access Rights. Investor and any of its Affiliates holding Preferred Stock or Conversion Shares, along with their agents, attorneys and representatives, shall have the right to access, inspect and copy, at their own expense, the books and records, including shareholder’s lists or record of shareholders, of the Company and its subsidiaries at any time during normal business hours and for any reason with seven (7) Business Days’ written notice to the Company. This provision shall not be in limitation of any other rights that any holder of Preferred Stock or Conversion Shares may have to inspect and copy the books and records, including shareholder’s lists or record of shareholders, of the Company and its subsidiaries pursuant to applicable law.

Section 2.2           Observer Rights. Investor and any of its Affiliates holding Preferred Stock or Conversion Shares collectively shall have the right to appoint, and to remove and replace, at any time with written notice to the Company, one individual as an observer of the Board of Directors (the “Observer”). The Company shall invite the Observer to attend all meetings, regular and special, of the Board of Directors (including all meetings of any committee thereof) in a nonvoting observer capacity and shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, that the Observer, Investor and its Affiliates holding Preferred Stock or Conversion Shares shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof to the extent the Observer’s access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest; and provided further, that the audit, nominating and compensation committees may exclude the Observer from the proceedings of such committees at the discretion of the respective committee. For avoidance of doubt, no Observer shall have voting rights or any fiduciary obligations to the Company or its shareholders.

Section 2.3           Standstill.

(a)          Unless approved by the Board of Directors, neither Investor nor any of its Affiliates shall purchase or acquire any additional shares of Common Stock, if, after such purchase, the aggregate beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of Common Stock of Investor and its Affiliates would exceed 16.86% of the then-issued and outstanding shares of Common Stock.

(b)          Nothing in this Section 2.3 shall affect the conversion privileges or prevent the application of the anti-dilution protections afforded the Preferred Stock as set forth in the Company’s Restated Articles of Incorporation, as amended.

Section 2.4           Termination and Non-transferability of Covenants.

(a)          The covenants contained in this Article II shall terminate at such time as Investor and its Affiliates (i) no longer own any shares of Preferred Stock; and (ii) no longer own Common Stock representing at least five percent (5%) of the then-issued and outstanding shares of Common Stock as a result of the sale of shares of the Common Stock by Investor and/or its Affiliates and not as a result of dilution from the issuance of shares by the Company; provided, that the covenants in Section 2.3 shall terminate no later than the tenth anniversary of the issuance of the Preferred Stock.

(b)          Except for transfers between or among Investor and its Affiliates, the covenants in this Article II are not transferable by Investor or its Affiliates and do not transfer with the Preferred Stock or Conversion Shares.

ARTICLE III
REGISTRATION RIGHTS

Section 3.1           Demand Registration.

(a)          At any time after the effective date of this Agreement, holders of a majority of the Registrable Securities (whether or not then outstanding) may request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(b)          If the Company is qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the holders of Registrable Securities shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)          If the Company is qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), the holders of Registrable Securities shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d)          At any time that a Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown.

(e)          The Company shall not be obligated to effect any Long-Form Registration within one hundred twenty (120) days after the effective date of a previous Long-Form Registration or Shelf Takedown. The Company may postpone for up to forty-five (45) days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a Shelf Supplement for a Shelf Takedown if the Board of Directors determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, provided that, in no event shall any such period exceed an aggregate of ninety (90) days in any period of twelve (12) consecutive months.

(f)          If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request, and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration or Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(g)          The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Registrable Securities proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other securities proposed to be included in such underwritten offering, exceeds the number of Registrable Securities which can be sold in such underwritten offering and/or the number of shares of Registrable Securities proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Registrable Securities that the holders of Registrable Securities propose to sell, and (ii) second, the securities proposed to be included therein by any other Persons (including shares of securities to be sold for the account of the Company and/or other holders) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

(h)          The Company shall not effect any sale registered under the Securities Act or distribution of its equity securities, or any securities convertible into, exercisable for or exchangeable for shares of such securities, during the sixty (60) days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), unless the managing underwriter of any such underwritten registration otherwise agrees.

(i)          The holders of Registrable Securities agree that the Company may impose a Suspension Period due to, and each holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section Section 3.2(g), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such holder’s receipt of the copies of the supplemental prospectus or amended Registration Statement as contemplated by Section 3.2(g) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement (a “Suspension Period”); provided, that the Company shall use its reasonable best efforts to eliminate or cure the cause of the Suspension Period. The Company may provide appropriate stop orders to enforce the provisions of this Section 3.1(i).

(j)          At any time prior to the effective date of a Registration Statement, the holders of a majority of the Registrable Securities participating in the registration may withdraw such request by written notice of such withdrawal to the Company.

(k)          Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) more than two Demand Registrations in any 12 month period, (B) more than a total of three Demand Registrations pursuant to this Agreement or (C) a subsequent Demand Registration if a Registration Statement covering all of the Registrable Securities held by the holders requesting the registration shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on substantially the terms and conditions specified in the request for Demand Registration. In addition, the Company will not be required to file a Registration Statement at a time when filing a Registration Statement would be prohibited by the terms of a customary “lock-up” or “market stand-off” provision included in an underwriting agreement relating to an underwritten offering.

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Section 3.2           Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)          subject to Sections 3.1(a), (b), (c), (d) and (e), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to be declared effective;

(b)          (i) in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one hundred eighty (180) days, or if earlier, until all of such Registrable Securities have been disposed of, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; and (ii) in the case of a Shelf Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (A) thirty-six (36) months after the effective date of such Registration Statement and (B) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement or have ceased to be Registrable Securities;

(c)          within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such selling holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)          notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective, or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)          furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 3.2(f);

(g)          notify each selling holder of Registrable Securities, if known, as promptly as reasonably practicable: (i) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such holders as sellers of Registrable Securities; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no notice by the Company shall be required pursuant to this clause (iv) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading);

(h)          make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i)          provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)          use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(k)          in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, all commercially reasonable efforts to procure customary legal opinions and auditor “comfort letters”, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(l)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)          without limiting Section 3.2(f), use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(n)          notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(o)          advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(p)          permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(q)          cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Registrable Securities and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(r)          not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

(s)          take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(t)          otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby. If (i) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the Commission that covers Registrable Securities (the “Initial Registrable Securities”), (ii) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (iii) any of the Initial Registrable Securities are Registrable Securities at the time that (ii) above occurs, the Company shall prepare and file with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its reasonable best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable thereafter; provided, that, if at the time it is required to file a New Registration Statement with the Commission pursuant to this provision the Company is not qualified to use a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, the Company shall not be required to file a New Registration Statement with the Commission and the holders of Registrable Securities shall be permitted to request registration under the Securities Act of all or any portion of their Initial Registrable Securities that have not ceased to be Registrable Securities pursuant to a Long-Form Registration.

Section 3.3           Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 3.1(a), the holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

Section 3.4           Indemnification.

(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, shareholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons promptly for any legal or other expenses reasonably incurred by any of them, as incurred, in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have. The indemnification provided for under this Section 3.4 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to Section 4.5.

(b)          In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)          Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 3.4, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. Without the consent of the indemnified party, the indemnifying party shall not consent to a judgment or settlement that does not contain a full and unconditional release of the indemnified party from all liability concerning the matter; that includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party; or that commits the indemnified party to take, or not take, any action. An indemnifying party shall not be liable for any settlement of any action or claim referred to in this Section 3.4 effected without its written consent, which may not be unreasonably withheld or delayed.

(d)          If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5           Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 3.4.

Section 3.6           Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)          make and keep current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of this Agreement;

(b)          use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the effective date of this Agreement; and

(c)          furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the current public information requirements of Rule 144, a copy of the most recent annual and quarterly report of the Company, and such other reports and documents as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

Section 3.7           Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement. The Company represents and warrants that it has not, prior to the effective date of this Agreement, granted any registration rights to third parties that remain in force and effect as of the effective date of this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Confidentiality Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.2           Notices. All notices, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight carrier, as follows:

If to Investor:	Mt. Emmons Mining Company
Attention: Scott Statham, Deputy General Counsel
333 North Central Avenue
Phoenix, Arizona 85004-2189

with a copy to:	Jones Walker, L.L.P.
Attention: Dionne Rousseau
8555 United Plaza Boulevard, Suite 500
Baton Rouge, Louisiana 70809

If to the Company:	U.S. Energy Corp.
Attention: David Veltri
4643 S. Ulster Street, Suite 970
Denver, Colorado 80237

with a copy to:	Davis Graham & Stubbs LLP
Attention: John Elofson
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202

or to such other address and with such other copies as such Party may hereafter reasonably specify for the purpose by notice to the other Party. Each such notice, demand or other communication shall be effective upon delivery or refusal of delivery at the address specified in this Section 4.2.

Section 4.3           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Investor (or with respect to Article III the holders at the time of a majority of the Registrable Securities). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 4.4           Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

Section 4.5           Successors and Assigns; Transfer of Registration Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor. The rights contained in Article III of Investor and its Affiliates owning Preferred Stock or Conversion Shares may be assigned by them and any subsequent holder in connection with any transfer or assignment by a holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such other party agrees in writing with the Company to be bound by all of the provisions relating to Article III of this Agreement.

Section 4.6           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 4.7           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Wyoming, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Wyoming.

Section 4.8           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

Section 4.9           Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative.

Section 4.10         Mutual Drafting. This Agreement is the mutual product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

Section 4.11         Legal Fees and Costs. In the event a Party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing Party shall be entitled to recover such legal expenses, including reasonable attorneys’ fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such Party shall be entitled.

Section 4.12         Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13         Execution; Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

Section 4.14         Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

* * * * * * * * *

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

COMPANY:

U.S. ENERGY CORP.

By:	/s/ David Veltri
Name:	David Veltri
Title:	Chief Executive Officer and President

INVESTOR:

MT. EMMONS MINING COMPANY

By:	/s/ William E. Cobb
Name:	William E. Cobb
Title:	Vice President

Signature Page to Investor Rights Agreement